                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 FISERV, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                [LOGO] FISERV(R)


                                255 Fiserv Drive
                           Brookfield, Wisconsin 53045



February 26, 2002



To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Fiserv, Inc. (the "Company"), to be held at the Company's corporate offices at 10:00 a.m., Central Standard Time, Thursday, March 28, 2002, in the Company's Education Center located on the second floor.

Information about the meeting and the matters on which shareholders will act is set forth in the accompanying Notice of Meeting and Proxy Statement. Following action on these matters, management will present a current report on the activities of the Company. At the meeting, we will welcome your comments on or inquiries about the business of the Company that would be of interest to shareholders generally.

At your earliest convenience, please review the information on the business to come before the meeting.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please mark, sign and return your Proxy Card promptly in the enclosed envelope, which requires no postage if mailed in the United States. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Thank you for your prompt attention.


Sincerely,


/s/ Leslie M. Muma


Leslie M. Muma
President and Chief Executive Officer

                                [LOGO] FISERV(R)



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 28, 2002



To the Shareholders of Fiserv, Inc.:

The Annual Meeting of Shareholders of Fiserv, Inc. (the "Company") will be held at the Company's corporate offices at 255 Fiserv Drive, Brookfield, Wisconsin 53045, on Thursday, March 28, 2002, at 10:00 a.m., Central Standard Time, for the following purposes, both of which are set forth more completely in the accompanying Proxy Statement:

          1. To elect three Directors to serve for a three-year term expiring in 2005 and one Director to serve for a one-year term expiring in 2003, and in each case until their successors are elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 11, 2002, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors


/s/ Charles W. Sprague


Charles W. Sprague
Secretary
February 26, 2002

Your vote is important. The Proxy Statement is included with this notice. To vote your shares, please mark, sign, date and return your Proxy Card as soon as possible. A return envelope is enclosed for your convenience. Shareholders attending the meeting may withdraw their proxies at any time prior to the exercise thereof as further described herein.

                                 PROXY STATEMENT

Solicitation of Proxies

This Proxy Statement is being mailed on or about February 26, 2002, to the holders of record as of February 11, 2002, of Common Stock ("Common Stock") of Fiserv, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the Company's corporate offices, 255 Fiserv Drive, Brookfield, Wisconsin 53045, at 10:00 a.m., Central Standard Time, on March 28, 2002, and at any and all adjournments or postponements thereof. Any shareholder appointing a Proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary written notice thereof (Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045); (ii) appointing a new Proxy; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.

The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mail, by Directors, officers and regular employees of the Company, without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward Proxy solicitation materials for shares of Common Stock held of record to the beneficial owners of such shares. The Company will reimburse such holders for their reasonable out-of-pocket expenses.

Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employees or Directors of the Company, or any of its affiliates.

Purposes of Annual Meeting

The Annual Meeting has been called for the purposes of: (i) electing three Directors to serve for a three-year term expiring in 2005 and one Director to serve for a one-year term expiring in 2003; and (ii) transacting such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The persons named as proxies in the enclosed proxy card have been selected by the Board of Directors and will vote shares represented by valid proxies. They have indicated that, unless otherwise specified in the proxy card, they intend to vote to elect as Directors the nominees noted herein. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. In the event, however, of the death or unavailability of any nominee or nominees, the Proxy to vote in favor of the election of such nominee or nominees will be voted for such other person as the Board of Directors may recommend.

The Company has no knowledge of any other matters to be presented at the Annual Meeting. In the event other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons named in the proxy card will vote in accordance with their best judgment on such matters.

Voting Securities

The Board of Directors has fixed the close of business on February 11, 2002, as the record date (the "Voting Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. On the Voting Record Date, there were 190,595,732 shares of Common Stock outstanding and entitled to vote, and the Company had no other class of securities outstanding. All of these shares are to be voted as a single class, and each holder is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The presence, in person or by Proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, shall constitute a quorum for the transaction of business. A quorum being present, all matters, other than the election of Directors, shall require the affirmative vote of a majority of the total votes cast in person or by Proxy in order to be approved. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions will be included in the determination of shares present and voting for purposes of determining whether a quorum exists. Broker non-votes will not be so included. Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

An individual who has a beneficial interest in shares allocated to his or her account under the 401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries or the Fiserv Predecessor Employer Retirement Plan (collectively, the "Plans") is being sent this Proxy Statement and a proxy card to provide instructions to vote the shares of Common Stock allocated to his or her account. A participant may use the proxy card to give directions to the Trustees of the Plans as to how his or her allocated shares should be voted by completing, signing, dating and returning the proxy card. If the participant does not sign and return this card, or if the participant does not attend the meeting and vote by ballot, the Trustees of the Plans will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received, except that the Trustees, in the exercise of their fiduciary duties, may determine that they must vote the shares in some other manner. The ability of the participant to direct the Trustees with respect to the voting of shares allocated to his or her accounts under the Plans makes a participant a named fiduciary for that purpose.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information with respect to the beneficial ownership of Common Stock as of December 31, 2001 (except as otherwise noted below) by: (i) each shareholder known to the Company to own beneficially more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "Commission"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) each Director and Director nominee of the Company; (iii) each of the executive officers of the Company appearing in the Summary Compensation Table on page 7; and (iv) all Directors and executive officers as a group. Except as otherwise indicated, persons listed have sole voting and investment power over shares beneficially owned.

The following table sets forth information as reported to the Commission as of December 31, 2001, with respect to each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

Name and Address                         Amount of
of Beneficial Owner                 Beneficial Ownership            Percent of Class
---------------------------------------------------------------------------------------
AIM Management Group Inc.
11 Greenway Plaza, Suite 100
Houston, Texas  77046...................    14,273,065                   7.5%

Janus Capital Corporation
100 Fillmore Street, Suite 400
Denver, Colorado  80206.................    10,702,717                   5.6%

The following table sets forth information furnished to the Company as of December 31, 2001, with respect to the beneficial ownership of the Company's Common Stock by each Director and nominee, certain named executive officers and by all Directors and executive officers as a group.


                                         Number of Shares of
                                           Common Stock
         Name                       Beneficially Owned /(1)(2)/     Percent of Class
---------------------------------------------------------------------------------------
Leslie M. Muma .........................     2,064,907                   1.1%
Donald F. Dillon .......................     7,091,419                   3.7%
Kenneth R. Jensen ......................     1,656,095                      *
Norman J. Balthasar ....................       787,156                      *
Gordon G. Rockafellow ..................       455,695                      *
Daniel P. Kearney ......................         5,680                      *
Gerald J. Levy .........................       231,281                      *
Glenn M. Renwick .......................             0                      *
L. William Seidman .....................       144,575                      *
Thekla R. Shackelford ..................        77,348                      *
All Directors and executive
officers as a group (15 persons) .......    13,711,060                   7.2%

* Amount represents less than 1% of the total number of shares of Common Stock outstanding on December 31, 2001.

(1) Includes shares of Common Stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or investment power. Each person on the above table disclaims beneficial ownership of shares owned by his or her spouse, minor children or other relatives.

(2) Includes shares of Common Stock, which, as of December 31, 2001, were subject to outstanding stock options exercisable currently or within 60 days as follows: Mr. Muma - 1,554,701; Mr. Dillon - 820,603; Mr. Jensen - 1,194,528; Mr. Balthasar - 452,506; Mr. Rockafellow - 409,918; Mr. Kearney
     - 5,680; Mr. Levy - 151,944; Mr. Seidman - 137,825; Ms. Shackelford -
     73,973; and all Directors and executive officers as a group - 5,578,028.


                  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Matter 1.  Election of Directors

The following is a summary of certain information concerning the nominees for Director and continuing Directors of the Company. There are no family relationships among any of the Directors and/or executive officers of the Company. No person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

Nominees for three-year term expiring in 2005:
Donald F. Dillon (age 61) has been Chairman of the Board of Directors since July 2000. Mr. Dillon served as Vice Chairman of the Board of Directors from May 1995 to June 2000. In 1976, Mr. Dillon and an associate founded Information Technology, Inc. ("ITI"), a software company, which has grown to become a leading national provider of banking software and services. ITI was acquired by the Company in May 1995, and Mr. Dillon continues in his position as Chairman of ITI. From 1966 to 1976, Mr. Dillon was with the National Bank of Commerce, Lincoln, Nebraska, and served most recently as Senior Vice President - Information Management Division. Mr. Dillon has over 35 years of experience in the financial and data processing industries. He also serves as Chairman of the Board of Trustees and Executive Committee Member for Doane College in Crete, Nebraska, and is a member of the Board of Trustees for the University of Nebraska and a member of the University of Nebraska's Directors Club. Principal
Occupation: Chairman of the Board of Directors of the Company and Chairman of ITI.

Gerald J. Levy (age 69) has been a Director of the Company since 1986. He is known nationally for his involvement in various financial industry organizations. Mr. Levy is a past Director and Chairman of the United States League of Savings Institutions, and served as Chairman of its Government Affairs Policy Committee. Since 1959, Mr. Levy has served Guaranty Bank, S.S.B., Milwaukee, Wisconsin, in various capacities, including Chief Executive Officer from 1973 to the present. He also serves as a Director of Guaranty Bank, S.S.B. and Guaranty Financial M.H.C., the holding company of Guaranty Bank, S.S.B., both in Milwaukee, Wisconsin, and Republic Mortgage Insurance Company, Winston-Salem, North Carolina. Principal Occupation: Chief Executive Officer of Guaranty Bank, S.S.B.

Glenn M. Renwick (age 46) was appointed a Director of the Company in November of 2001. Mr. Renwick is President and Chief Executive Officer of The Progressive Corporation, an insurance company. Prior to being named Chief Executive Officer in January 2001, Mr. Renwick served as Chief Executive Officer - Insurance Operations and Business Technology Process Leader from 1998 through 2000. Prior to that, he led Progressive's Consumer Marketing group, and before that he served as President of various divisions within Progressive. Mr. Renwick joined Progressive in 1986 as Auto Product Manager for Florida. Mr. Renwick holds an undergraduate degree in Mathematics and Economics from the University of Canterbury, Christchurch, New Zealand, and earned a Master's Degree in Engineering from the University of Florida, Gainesville. He also serves as a Director of The Progressive Corporation. Principal Occupation: President and Chief Executive Officer of Progressive.

Nominee for one-year term expiring in 2003:*
Leslie M. Muma (age 57) has been a Director of the Company since it was established in 1984. He was named Chief Executive Officer in 1999. Mr. Muma served as President and Chief Operating Officer of the Company from 1984 to 1999. From 1971 to 1984, Mr. Muma was the President of one of the Company's predecessors, Data Management Resources, Inc., a wholly owned subsidiary of Freedom Savings & Loan Association, Tampa, Florida. Mr. Muma has over 35 years of data processing experience. He also serves as a Director of MGIC Investment Corporation (mortgage insurance), Milwaukee, Wisconsin. Principal Occupation:
President and Chief Executive Officer of the Company.

 -------------------------

*Mr. Muma is a nominee for a one-year term in order to make the number of Directors in each class as even as possible.

The affirmative vote of a plurality of the votes cast is required for the election of Directors. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the above-described nominees.

The Board of Directors recommends that you vote FOR the election of the nominees
                                                ---
for Director.

Information With Respect to Continuing Directors

Continuing terms expiring in 2003:
Daniel P. Kearney (age 62) has been a Director of the Company since 1999. Mr. Kearney is a Financial Consultant and served as Chief Investment Officer of Aetna, Inc. from 1991 to 1998. In 1995, he assumed the additional responsibility of President of Aetna's annuity, pension and life insurance division, retiring in 1998. Prior to joining Aetna, Mr. Kearney was President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board. Before that he was a principal at Aldrich, Eastman and Waltch, Inc., a Boston-based pension fund advisor. From 1977 to 1988, Mr. Kearney was with Salomon Brothers, Inc. as Managing Director of its Real Estate Financing Department and a founder of its Mortgage Securities Department, and from 1976 to 1977 he was Associate Director of the Office of Management and Budget (OMB) for the U.S. federal government. He served as President of the Government National Mortgage Association (Ginnie Mae) from 1974 to 1976, Deputy Assistant Secretary of the Department of Housing and Urban Development (HUD) from 1973 to 1974, and as Executive Director of the Illinois Housing Development Authority from 1969 to 1973. Previously he was in private law practice in Chicago, Illinois. Mr. Kearney has over 30 years experience in the banking, insurance and legal industries. Mr. Kearney also serves as a Director of MGIC Investment Corporation (mortgage insurance), Milwaukee, Wisconsin; MBIA, Inc. (insurance), Armonk, New York; and Great Lakes Real Estate Investment Trust (real estate), Oak Brook, Illinois. Principal
Occupation: Financial Consultant.

L. William Seidman (age 80) has been a Director of the Company since 1992. Mr. Seidman was Chairman of the Federal Deposit Insurance Corporation from October 1985 to October 1991 and Chairman of the Resolution Trust Company from 1989 to October 1991. From 1982 to 1985, he was Dean of the College of Business at Arizona State University, Tempe, Arizona. From 1977 to 1982, he was Vice Chairman and Chief Financial Officer of Phelps Dodge Corporation. Mr. Seidman was President Gerald Ford's Assistant for Economic Affairs from 1974 to 1977. From 1968 to 1974, he was managing partner of Seidman & Seidman, Certified Public Accountants. He served as Chairman in 1970 and Director of the Detroit Branch of the Federal Reserve Bank of Chicago from 1966 to 1970. He also was Special Assistant for Financial Affairs to Michigan Governor George Romney from 1963 to 1966. Mr. Seidman also serves as a Director of Clark/Bardes, Inc. (insurance/benefits), Dallas, Texas; InteliData, Inc. (financial services), Herndon, Virginia; LML Payment, Inc. (financial services), Vancouver, British Columbia; and quepasa.com, Inc. (Internet services), Scottsdale, Arizona. Principal Occupation: Chief Commentator for CNBC-TV, Publisher of Bank Director and Board Member magazines, and Industry Consultant.

Continuing terms expiring in 2004:
Kenneth R. Jensen (age 58) has been Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and a Director of the Company since it was established in 1984. He became Senior Executive Vice President of the Company in 1986. In 1983, Mr. Jensen was Chief Financial Officer of SunGard Data Systems, Inc., a computer services company. From 1968 to 1982, Mr. Jensen was a founder and Chief Financial Officer of Catallactics Corporation, a financial services company, and from 1974 to 1980, also was Chief Financial Officer of Market Research Corporation of America. Mr. Jensen has over 40 years of experience in the data processing industry. He also serves as a Director of Alliance Data Systems Corporation (credit card processing), Dallas, Texas. Principal Occupation: Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company.

Thekla R. Shackelford (age 67) was appointed a Director of the Company in 1994. Ms. Shackelford is an Educational Consultant and served as President of the National Professional Association for Education Consultants from 1987 to 1988. Prior to 1987, she was Director of Development of the Buckeye Boys Ranch located in Columbus, Ohio. She currently is serving as Chairman of the I KNOW I CAN and Project GRAD boards in Columbus, Ohio, and on the Boards of the Ohio State University Foundation and Franklin University. She is a Director of Wendy's International, Inc. (restaurants), Columbus, Ohio. Ms. Shackelford is the recipient of numerous awards for community service and educational achievements. Principal Occupation: Educational Consultant.

Meetings of the Board of Directors and Committees of the Board of Directors

The Board of Directors held four regular meetings during 2001. During 2001, each Director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors held during his or her tenure as a Director or committee member. The Board of Directors has standing Compensation, Audit and Nominating Committees.

The Compensation Committee evaluates the performance of the Company's executive officers, approves executive officer compensation and reviews management's recommendations as to the compensation of other key personnel and makes recommendations to the Board of Directors regarding the types, methods and levels of Director compensation, administers the compensation plans for the officers, Directors and key employees, and discharges certain other responsibilities of the Board of Directors when so instructed by the Board of Directors. The members of the Compensation Committee are Messrs. Kearney (Chairman), Levy and Seidman and Ms. Shackelford. The Compensation Committee held two meetings during 2001.

The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent public accountants and reviews with these accountants the Company's policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews with the independent accountants the financial statements, auditor's reports and management letters of the independent accountants. The Audit Committee reviews and evaluates conflict of interest statements and discharges certain other responsibilities of the Board of Directors when so instructed by the Board of Directors. The members of the Audit Committee are Messrs. Seidman (Chairman) and Kearney, and Ms. Shackelford. The Audit Committee held four meetings during 2001.

The Nominating Committee assists the Board of Directors in identifying and evaluating potential nominees for a Directorship, and recommending qualified nominees to the Board for consideration. The Nominating Committee selects the Director nominees to stand for election at the Company's Annual Meetings of Shareholders and to fill vacancies occurring on the Board. The Nominating Committee will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation. The Company's By-laws also provide for shareholder nominations of candidates for election as Directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the By-laws) in writing to the Chairman of the Board and/or President of the Company. The members of the Nominating Committee are Ms. Shackelford (Chairman) and Messrs. Kearney, Levy and Seidman. The Nominating Committee held two meetings during 2001.

Compensation of Directors

Directors who are officers or employees of the Company receive no compensation for service as members of the Board of Directors of the Company or for service on committees of the Board of Directors. A Director who is not an officer or employee of the Company receives an annual fee of $16,000 for service on the Board of Directors of the Company, plus $1,200 for attendance at Board of Director meetings and $400 for attendance at telephonic Board of Director meetings. Each outside Director is granted options to acquire, at the fair market value on the date of grant, 12,000 shares of Common Stock of the Company upon election to each new three-year term and 400 shares of Common Stock for attendance at each regular Board of Director meetings. The options granted vest 20% per year and expire 10 years from the date of the award.

Compensation of Executive Officers

The following table sets forth in summary form all compensation, as defined in regulations of the Commission, paid by the Company and its subsidiaries during each of the three years ended December 31, 2001, to the Company's Chief Executive Officer and the next four highest paid executive officers whose total annual salary and bonus for 2001 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                           Annual                   Compensation
                                                                                    ------------
                                                      Compensation/(2)/          Securities Underlying         All Other
                                                      -----------------
Name and Principal Position             Year      Salary         Bonus/(1)/           Options/(3)/          Compensation/(4)/
---------------------------             ----      ------         ----------           ------------          -----------------
Leslie M. Muma                          2001     $735,000         $560,000               239,203                $15,300
   President and Chief Executive        2000      699,500          455,000               188,799                 14,400
   Officer                              1999      650,000          290,000               181,111                 14,400

Donald F. Dillon                        2001      657,000          500,000               211,581                 15,300
   Chairman of the Board,               2000      625,000          350,000               167,017                 14,400
   Chairman of Information              1999      500,000                - /(1)/         160,039                 14,400
   Technology, Inc.

Kenneth R. Jensen                       2001      545,000          415,000               183,960                 15,300
   Senior Executive Vice                2000      519,000          346,000               145,231                 14,400
   President, CFO and Treasurer         1999      480,000          225,000               138,966                 14,400

Norman J. Balthasar                     2001      479,200          300,000               103,275                 15,300
   Corporate Executive Vice             2000      425,000          230,000                89,100                 14,400
   President, President and COO,        1999      335,000          200,000                87,075                 14,400
   Financial Institution Group

Gordon G. Rockafellow                   2001      378,000          125,000                51,375                 15,300
   Corporate Executive Vice             2000      360,000           49,763                18,546                 14,400
   President, President and COO,        1999      343,000                -                20,925                 14,400
   Trust Services Group

(1) Bonus payments are typically paid in February/March for the previous year's performance and represent amounts paid for incentive awards. Mr. Dillon's bonus has historically been paid in December, however, his 1999 incentive award was paid in February/March 2000, similar to other executives.

(2) Perquisites provided to the named executive officers by the Company did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus during the fiscal years indicated and, accordingly, are not included.

(3)     Adjusted to recognize a 3-for-2 stock split effective in August 2001.

(4) Amounts shown in this column represent the Company's matching contributions on behalf of the named executive officers under the Company's 401(k) Plan for 1999 and 2000. The amount shown for 2001 is estimated.

The following table sets forth certain information concerning individual grants of stock options to those individuals listed in the Summary Compensation Table during 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                          Individual Grants
------------------------------------------------------------------------------------------------------
                            Number of        % of Total
                           Securities          Options
                           Underlying         Granted to        Exercise                      Grant
                             Options         Employees in         Price      Expiration    Date Present
          Name             Granted/(1)/     Fiscal Year/(2)/      ($/Sh)        Date        Value/(3)/
          ----             ------------     ----------------      ------        ----        ----------
Leslie M. Muma               239,203             10.5             37.04        2/14/11      $4,316,897
Donald F. Dillon             211,581              9.3             37.04        2/14/11       3,818,402
Kenneth R. Jensen            183,960              8.1             37.04        2/14/11       3,319,926
Norman J. Balthasar          103,275              4.5             37.04        2/14/11       1,863,804
Gordon G. Rockafellow         51,375              2.3             37.04        2/14/11         927,165


 (1) The Company's Stock Option Plan provides for grants of Common Stock to employees and Directors. In general, the options are granted with an option price not less than the fair market value of the underlying shares on the date of grant, with 20% of the options becoming exercisable annually and expiring 10 years from the date of the grant.

(2) Options to purchase 2,277,308 shares of Common Stock were granted to employees under the Company's Stock Option Plan during 2001.

(3) These values were calculated using the Black-Scholes single option pricing model, a formula widely used and accepted for valuing traded stock options. The model is based on immediate exercisability and transferability, which are not features of the options shown in the table. Any ultimate value will depend on the market value of the Common Stock at a future date. The following assumptions were used to calculate the values shown: expected price volatility of 49.8%, risk-free rate of return of 4.6% and option holding period of five years.

The following table sets forth certain information concerning the exercise of stock options granted under the Company's Stock Option Plans by each of the executive officers named in the Summary Compensation Table during 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                               Number of                      Value of
                                                         Securities Underlying               Unexercised
                            Shares                            Unexercised                   In-the-Money
                           Acquired                           Options at                     Options at
                              On          Value             Fiscal Year End              Fiscal Year End/(1)/
                                                     ------------------------------ ------------------------------
          Name             Exercise     Realized      Exercisable   Unexercisable    Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------
Leslie M. Muma             192,498      $7,098,152      1,373,648         436,319     $42,012,236      $6,553,314

Donald F. Dillon                 0               0        660,479         385,889      17,203,012       5,795,564

Kenneth R. Jensen          148,077       5,282,484      1,055,334         335,457      32,274,385       5,037,756

Norman J. Balthasar         44,421       1,632,792        372,721         194,805      10,245,560       2,959,526

Gordon G. Rockafellow      247,173       8,112,224        379,768          72,579      12,217,203         951,474

 (1) The value of Unexercised In-the-Money Options is based upon the difference between the fair market value of the Common Stock underlying the stock options and the exercise price of the options at December 31, 2001.

Agreements with Executive Officers

The Company currently has in effect key executive employment and severance agreements ("KEESAs") with certain executive officers of the Company, including Messrs. Muma, Dillon, Jensen, Balthasar and Rockafellow. The KEESAs provide that each executive officer who is a party thereto is entitled to benefits if, within three years after a change in control of the Company (as defined in the KEESAs), the executive officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the KEESAs), (ii) termination by the executive officer for good reason (as defined in the KEESAs) or (iii) in the case of Messrs. Muma, Dillon and Jensen only, termination by the executive officer following the six-month anniversary of the change of control. The benefits provided are (i) a cash termination payment of two times the sum of the executive officer's annual salary and his highest annual bonus during the three years before the change in control and
(ii) continuation for up to three years of life, disability, hospitalization, medical and dental insurance coverage as in effect at the termination. Each KEESA provides that if any portion of the benefits under the KEESA or any other agreement for the executive officer would constitute an "excess parachute payment" for purposes of the Internal Revenue Code, then the executive officer will have the option either to receive the total payments and pay the 20% excise tax imposed by the Internal Revenue Code or to have the total payments reduced such that the executive officer will not be required to pay the excise tax.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for establishing compensation for the Company's Chairman; President and Chief Executive Officer; Senior Executive Vice President and Chief Financial Officer; and Corporate Executive Vice Presidents (the "Executives"). In so doing, the Compensation Committee has developed and implemented compensation policies and programs which seek to enhance the long-term profitability of the Company, thereby contributing to the value of shareholders' investment.

Base Salary.
------------

Each Executive's base salary is derived primarily through an analysis of appropriate industry and competitive labor markets for executive officers. Based upon the Company's performance over the past five years when compared to companies comprising the S&P 500 and the Nasdaq Computer and Data Processing Services Industry Index, the Compensation Committee believes that the level of compensation for the Executives is commensurate with that which is being paid to senior executives by other companies in similar businesses.

Incentive Compensation Plan.
----------------------------

For each of the Executives, a cash incentive compensation plan is established at the beginning of each fiscal year in connection with the establishment of the Company's strategic plans and annual operating budgets. Each Executive's plan establishes a range for incentive compensation and a number of performance objectives. The performance objectives generally include earnings per share growth, the financial performance of an Executive's business unit, and/or various other measurable financial and non-financial objectives.

Stock Option Awards.
--------------------

In addition to annual cash compensation, the Compensation Committee establishes criteria pursuant to which the Executives may also qualify for the award of options to acquire the Company's Common Stock at a price equal to market value on the date of grant. Awards are based 75% on growth in earnings per share and 25% on revenue growth. If the revenue growth percentage exceeds that for earnings per share, the earnings per share growth percentage will replace the revenue growth percentage in determining awards. The minimum growth required to earn awards is 10% and the maximum annual award to any Executive is 1,012,500 shares.

Mr. Muma's 2001 Compensation.
-----------------------------

Compensation for the Chief Executive Officer aligns with the philosophy and practices discussed above for the other senior executive officers. At the beginning of each year, the Compensation Committee sets a target bonus amount for the Chief Executive Officer. For compensation paid in 2001, Mr. Muma's performance goals were established based on strategic and financial measurements, including a target level of earnings per share and implementation of the Company's acquisition and internal growth strategies. Of these factors, the Company's target level of earnings per share carried a significantly greater weight than the aggregate weight assigned to the remaining factors. Mr. Muma's incentive compensation paid in 2001 reflects favorable achievement of the established performance objectives, particularly earnings per share and revenue growth, the key determinants of Mr. Muma's incentive compensation. The Compensation Committee awarded Mr. Muma stock options in accordance with the criteria described above for other senior executives.

Section 162(m).
---------------

Section 162(m) of the Internal Revenue Code limits the Company's income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000, subject to several exceptions. It is the policy of the Compensation Committee that the Company should use its best efforts to cause any compensation paid to Executives in excess of such dollar limit to qualify for such exceptions and, therefore, to continue to be deductible by the Company. In particular, the Company's Stock Option Plan and Executive Incentive Compensation Plans were designed to permit awards made under the plans to qualify for Section 162(m)'s exception for "performance-based compensation."

Committee Members:                  Daniel P. Kearney, Chairman
                                    Gerald J. Levy
                                    L. William Seidman
                                    Thekla R. Shackelford

Stock Price Performance Graph

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                         FISERV, INC., S&P 500 INDEX AND
               NASDAQ COMPUTER AND DATA PROCESSING SERVICES INDEX
      (Assumes initial investment of $100 and reinvestment of dividends.)


                          1996      1997       1998     1999     2000     2001
Fiserv, Inc.            100.00    133.67     209.96   234.57   290.45   388.66
S&P 500                 100.00    133.43     172.17   208.51   189.93   167.61
Nasdaq Computer and
  Data Processing       100.00    122.85     219.18   481.58   222.73   178.59



Assumes $100 invested on December 31, 1996, in each of Company Common Stock, S&P 500 Index and Nasdaq Computer and Data Processing Services Index and reinvestment of all dividends paid during the five-year period ended December 31, 2001.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each of the members of the Audit Committee is independent as defined in the Nasdaq listing standards.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence. Consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," the Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and internal audit organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

The Audit Committee has considered the level of non-audit services provided by the auditors in its consideration of auditor independence.

The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company for 2001. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for 2001, for filing with the Commission. The Audit Committee also recommended the reappointment of the independent auditors and the Board of Directors concurred in such recommendation.

Committee Members:         L. William Seidman, Chairman
                           Daniel P. Kearney
                           Thekla R. Shackelford

Independent Auditors

The Company's independent auditors for the year ended December 31, 2001, were Deloitte & Touche LLP, Milwaukee, Wisconsin. The Board of Directors has appointed Deloitte & Touche LLP to perform the audit of the Company's financial statements for the year ended December 31, 2002. A representative of Deloitte & Touche LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions.

For 2001, fees for services provided by Deloitte & Touche LLP were as follows:

Audit Fees/(1)/                                               $  706,000
Financial information systems design and implementation                -
All other fees/(2)/                                              953,000
                                                              ----------
Total                                                         $1,659,000
                                                              ==========

(1) Audit of 2001 annual financial statements and review of financial statements included in Forms 10-Q.
(2) Consists of $328,000 of audit-related fees including employee benefit plan audits, service auditors reports, foreign statutory audits and accounting consultations, and $625,000 of other non-audit related fees consisting of tax consultations and tax return preparation. The Audit Committee has considered whether the provision of these services is compatible with maintaining the external auditors' independence.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and Directors and persons owning in excess of 10% of the shares of the Common Stock outstanding to file reports of ownership and changes in ownership with the Commission. Officers, Directors and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that, during the year ended December 31, 2001, all of its officers and Directors complied with Section 16(a) filing requirements.

Shareholder Proposals for the 2003 Annual Meeting

Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the next Annual Meeting of Shareholders, which is scheduled to be held in March 2003, pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") must be received at the corporate offices of the Company, 255 Fiserv Drive, Brookfield, Wisconsin 53045, Attention: Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, no later than October 29, 2002. In addition, a shareholder who otherwise intends to present business at the 2003 Annual Meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an Annual Meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Company at the address listed above not later than 30 days in advance of the scheduled date of the Annual Meeting (subject to certain exceptions if the date of the Annual Meeting is advanced). Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2003 Annual Meeting but do not intend to include in the Company's Proxy Statement for such meeting) prior to February 25, 2003, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2003 Annual Meeting. If the Board of Directors chooses to present such proposal at the 2003 Annual Meeting, then the persons named in the proxies solicited by the Board of Directors for the 2003 Annual Meeting may exercise discretionary voting power with respect to such proposal. It is urged that any such proposals be sent certified mail, return receipt requested.

Annual Report

The Annual Report of the Company for 2001 will be mailed to each shareholder on or about February 26, 2002. The Company's Annual Report on Form 10-K for 2001, filed by the Company with the Commission, will be furnished without charge to any person requesting a copy thereof in writing and stating such person is a beneficial holder of shares of Common Stock of the Company on the record date for the Annual Meeting. Requests and inquiries should be addressed to Charles W. Sprague.

Other Matters

Pursuant to the rules of the Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's Annual Report to shareholders and Proxy Statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Charles W. Sprague, Executive Vice President, General Counsel, Secretary and Chief Administrative Officer, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045; (262) 879-5000.

                                              By Order of the Board of Directors

                                             /s/ Charles W. Sprague

                                                Charles W. Sprague, Secretary
                                                Brookfield, Wisconsin
                                                February 26, 2002

                                  Fiserv, Inc.
                                255 Fiserv Drive
                           Brookfield, Wisconsin 53045
                                 (262) 879-5000

Fiserv, Inc. is located in the Brookfield Lakes Corporate Center. It is approximately 25 minutes from Milwaukee General Mitchell International Airport and 20 minutes from downtown Milwaukee.

From Chicago, go north on I-94 to Milwaukee. After entering Wisconsin, you will pass through Racine and Kenosha counties. Approaching Milwaukee County, watch for the I-894 bypass. This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Milwaukee's Mitchell International Airport, take I-94 north to Milwaukee. As you approach Milwaukee, take I-894 (bypass). This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Moorland Road, go north approximately 3/4 mile (two stoplights) to Bluemound Road/Highway 18. Turn left (west) on Bluemound Road and continue approximately 1-1/2 miles (five stoplights), turning left at the stoplight into the entrance to Brookfield Lakes Corporate Center (you will see the Wyndham Gardens Hotel at this entrance).

Traveling from the west, exit I-94 at Bluemound Road/Highway 18. Go east on Bluemound Road approximately 1-1/2 miles (six stoplights), turning right at the stoplight into the entrance to Brookfield Lakes Corporate Center.

Once inside Brookfield Lakes, take Corporate Drive approximately 1/4 mile to Fiserv Drive and turn right. Fiserv Drive leads directly to the Fiserv headquarters.

                                      [MAP]

[LOGO]FISERV (R)


255 Fiserv Drive
Brookfield, Wisconsin  53045

                                  FISERV, INC.

   This Proxy is solicited on behalf of the Board of Directors of Fiserv, Inc.

The undersigned hereby appoints LESLIE M. MUMA, DONALD F. DILLON and CHARLES W. SPRAGUE as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Fiserv, Inc. held of record by the undersigned on February 11, 2002, at the Annual Meeting of Shareholders to be held on March 28, 2002, or any adjournment thereof. This card also constitutes voting instructions for any shares held for the undersigned in the 401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries and the Fiserv Predecessor Employer Retirement Plan.

Election of Directors:

Nominees for a term expiring in 2005:
D.F. Dillon
G.J. Levy
G.M. Renwick

Nominee for a term expiring in 2003:
L.M. Muma

You are encouraged to mark your choices in the appropriate boxes on the reverse side of this proxy card. If you do not mark any boxes your vote will be voted in accordance with the Board of Directors' recommendation. However, the Proxies can not vote your shares unless you sign and return this card.

                                                    ----------------------------
                                                             SEE REVERSE
                                                                SIDE

                                                    ----------------------------


--------------------------------------------------------------------------------

                            . FOLD AND DETACH HERE .

X    Please mark your votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for proposal 1.

1. Election of three directors to serve for a three-year term expiring in 2005 and one director to serve for a one-year term expiring in 2003:

FOR all nominees and their term                 WITHHOLD AUTHORITY to vote
listed below (except as written to              for all nominees listed below
the contrary on the line provided)

[_]                                             [_]


(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.)

________________________________________


Yes, I will attend the annual meeting on March 28, 2002:             [_]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, date, sign and return this proxy card promptly.


_________________________________________________

_________________________________________________
SIGNATURE (S)                             DATE